SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

November 21, 2007

Date of Report (date of earliest event reported)

STARVOX COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-22848	84-1178691
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2728 Orchard Parkway
San Jose, California 95134-2012

(Address of principal executive offices)

(408) 625-2700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.42

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.   Entry into a Material Definitive Agreement

Sale of Customer Lines to Manhattan Telecommunications Corporation

                On November 21, 2007, StarVox Communications, Inc., a Delaware corporation (formerly U.S. Wireless Data, Inc.; “StarVox” or the “company”), and its wholly owned operating subsidiary, Capital Telecommunications, Inc., a Pennsylvania corporation (“CTI”), entered into an Asset Purchase Agreement dated November 21, 2007 (the “Purchase Agreement”) with Manhattan Telecommunications Corporation, a Delaware corporation, and several affiliate corporations (collectively, “MetTel”).  MetTel is a New York-based telecommunications local exchange carrier that provides nationwide telecommunications services.

Under the Purchase Agreement, StarVox and CTI have agreed to sell and transfer to MetTel approximately 17,500 business access lines of business customers for whom telecommunications services are currently provided by StarVox.  The Purchase Agreement also provides for the transfer of any additional residential customer lines that are affiliated with any transferred business customer as well as any residential customer lines located in Texas, New Jersey, Maryland, Pennsylvania and Delaware.

As consideration for the sale and transfer of the identified business customer lines, MetTel has agreed to pay to StarVox the potential total sum of $2,634,000, in accordance with the following terms:

•                  At the initial closing of the transaction, an anticipated initial payment of approximately $2,100,000, representing approximately 80% of the potential total payment.  The initial closing of the transaction is currently expected to occur in early-January, 2008, following receipt of the necessary regulatory approvals from the Federal Communications Commission and relevant state authorities.

•                  As a post-closing settlement, a final payment equal to the unpaid balance of the potential total sum, as adjusted for transferred business customers that have discontinued service since the initial closing date.  The sum of $500,000 has been deposited by MetTel into escrow for purposes of compliance with the final payment terms set forth in the Purchase Agreement.  The post-closing settlement is currently expected to occur in April 2008.

No additional consideration will be paid for the transfer of the residential customer lines that are addressed in the Purchase Agreement.

The business and residential customer lines transferred to MetTel by StarVox under the Purchase Agreement are not a part of the core customer base of StarVox and StarVox expects that the elimination of these customer lines will serve to increase the company’s operating margins.

                Amounts received by StarVox under the Purchase Agreement will be used for working capital purposes, principally to reduce outstanding trade payables.

                A copy of the Purchase Agreement is attached as an exhibit to this Report.

Section 5 — Corporate Governance and Management

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 23, 2007, the Company implemented a reduction in force of 28 employees, constituting approximately 30% of its employee base.  Of the employees departing the Company, most were in the areas of direct sales and administration.  The Company expects to substantially reduce its operating expenses through this action, and does not believe that the reduction will adversely affect the core growth or business strategies of the Company.

Section 9 — Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits

                The following exhibits are furnished herewith:

10.15	Asset Purchase Agreement dated November 21, 2007 between StarVox Communications, Inc., Capital Telecommunications, Inc., Manhattan Telecommunications Corporation (and affiliates)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 17, 2007

STARVOX COMMUNICATIONS, INC.

By:	/s/ Thomas Rowley
Thomas Rowley, Chief Executive Officer

EXHIBIT INDEX

Exhibit Index

Exhibit 10.15	Asset Purchase Agreement dated November 21, 2007 between StarVox Communications, Inc., Capital Telecommunications, Inc., and Manhattan Telecommunications Corporation (and affiliates)